UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  August 20, 2014

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33145	36-2257936
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3001 Colorado Boulevard
Denton, Texas 76210

(Address of principal executive offices)

(940) 898-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

On August 20, 2014, Sally Beauty Holdings, Inc. (the “Corporation”) announced that its Board of Directors has approved a new share repurchase program authorizing the Corporation to repurchase up to $1.0 billion of its common stock (the “Share Repurchase Program”). The Share Repurchase Program will cover the repurchase of shares during the period from August 20, 2014 to September 30, 2017.  Repurchases will be made in compliance with all Securities and Exchange Commission rules, including Rule 10b-18, and other legal requirements and may be made in part under Rule 10b5-1 plans, which permits stock repurchases when the Company might otherwise be precluded from doing so.

In connection with its approval of the Share Repurchase Program, the Board of Directors terminated the Corporation’s $700 million stock repurchase program that was adopted in March 2013.  As of August 15, 2014, the Corporation had approximately $124 million of remaining availability under the prior stock repurchase program.

The press release announcing the Share Repurchase Program is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.  The following Exhibits are filed herewith as part of this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press release announcing the Share Repurchase Program, issued by Sally Beauty Holdings, Inc. on August 20, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:      August 20, 2014

SALLY BEAUTY HOLDINGS, INC.

By:	/s/ Matthew O. Haltom
Name:	Matthew O. Haltom
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press release announcing the Share Repurchase Program, issued by Sally Beauty Holdings, Inc. on August 20, 2014.